SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 10, 2003

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

      Mississippi                 0-13089                  64-0169065
-------------------------    --------------------     -----------------------------
     (State or other            (Commission File         (I.R.S. Employer
     jurisdiction of               Number)                 Identification Number)
     incorporation)

                           One Hancock Plaza, 2510 14th Street,
                               Gulfport, Mississippi                 39501
              ------------------------------------------------------------------
              (Address of principal executive offices)              (Zip code)

                                  (228) 868-4000
              ------------------------------------------------------------------
                        (Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

             (c)  Exhibits.

                      99.1   Press Release issued by Hancock Holding Company
                             dated July 10, 2003, headed "Hancock Holding
                             Company reports earnings for first half of 2003 -
                             up 8 percent"

Item 9. Regulation FD Disclosure. On July 10, 2003, Hancock Holding Company
announced by press release its earnings for the first quarter ended June 30, 2003.
A copy of this press release is attached hereto as Exhibit 99.1.

Item 12. Results of Operation and Financial Condition. On July 10, 2003, Hancock
Holding Company  announced by press release its earnings for the first quarter ended June 30, 2003.  A copy of this press release is attached hereto as
Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2003
                                     HANCOCK HOLDING COMPANY
                                     (Registrant)

                                     By:  /s/ Paul D. Guichet
                                        --------------------------------
                                           Paul D. Guichet
                                           Vice President
                                           Investor Relations

                         Exhibit 99.1 to Hancock Holding Company Form 8-K

For Immediate Release                For More Information
July 10, 2003                        George A. Schloegel, Chief Executive Officer
                                     Carl J. Chaney, Chief Financial Officer
                                     Paul D. Guichet, Vice President, Investor Relations
                                     800.522.6542 or 228.214.5242

                  Hancock Holding Company reports earnings for first half of 2003 - up 8 percent

     GULFPORT,  MS (July 10,  2003) - Hancock  Holding  Company  (NASDAQ:  HBHC) today  announced  earnings for the six-month  period ended June 30, 2003.  Net income for the first half of 2003 totaled  $26.0  million,  compared to
$24.0  million for the first six months of 2002 - an increase of $2.0  million,  or 8.3 percent.  Diluted  earnings per share for the first six months of 2003 were $1.56,  compared  to $1.40 for the same  period in 2002,  resulting in an increase of $.16 per share, or 11.4 percent.

     Net income for the second  quarter of 2003 was $12.4  million,  a decrease of $200,000,  or 1.6 percent,  from the $12.6 million  reported for the second  quarter of 2002.  Diluted  earnings per share were $0.74 for the second quarter of 2003, compared to $0.73 for the second quarter of 2002, an increase of $.01 per share, or 1.4 percent.

     The Company's  returns on average  assets and average  common  stockholders'  equity for the second quarter of
2003  were  1.20  percent  and  12.42  percent,  respectively,  compared  with  1.30  percent  and  13.04  percent, respectively,  for  the  second  quarter  of  2002.  Annualized  returns  on  average  assets  and  average  common stockholders'  equity for the six months ended June 30, 2003,  were 1.28 percent and 13.24  percent,  respectively, compared with 1.27 percent and 12.65 percent, respectively, for the six months ended June 30, 2002.

     Loans were $2.251  billion at June 30, 2003,  compared to $1.954 billion at June 30, 2002, an increase of $297 million,  or 15.2 percent.  Deposits were $3.430  billion at June 30, 2003,  compared to $3.198 billion at June 30,
2002,  an increase of $232  million,  or 7.3  percent.  Total  assets were $4.133  billion at June 30,  2003, a 6.7 percent increase from the $3.875 billion reported at June 30, 2002.

     Common  stockholders'  equity  increased  2.1 percent to $397 million at June 30,  2003,  from $389 million at
June 30, 2002.  Book value per share  increased  $1.18,  or 4.8 percent,  to $25.83 at June 30, 2003 from $24.65 at
June 30, 2002.  Common stock  repurchases  totaled 51,774 shares in the second quarter of 2003,  bringing the total number of shares repurchased thus far this year to 72,774 shares.

     Compared to the first  quarter of 2003,  net income  decreased  $1.3  million,  or 9.4 percent,  in the second quarter of 2003.  On a  per-share  basis,  the  decrease  from the  previous  quarter  was $0.08,  or 9.3  percent.
Returns  on  average  assets  and  average  common  stockholders'  equity  were  17 and  166  basis  points  lower, respectively, in the second quarter versus the first quarter.

     In commenting on Hancock's  operating  results for the second quarter of 2003, Chief Executive  Officer George
A.  Schloegel  stated,  "While we are proud to report an 8.3 percent  increase in earnings for the first six months
2003  compared to 2002, we realize the dual  challenges  that a slow economy and a  historically  low interest rate environment  present for the  Company.  Rest  assured  that all Hancock team members are focused on working hard to overcome these challenges for benefit of all of our shareholders."

Net Interest Income

     Net interest income (te) for the second quarter of 2003 decreased  $120,000,  or 0.3 percent,  from the second quarter of 2002, but was $1.5 million, or 3.9 percent higher than the first quarter of 2003.  The
Company's net interest  margin (te) was 4.37 percent in the second  quarter of 2003, 29 basis points  narrower than the same quarter a year ago, but 3 basis points wider than the previous quarter.

     Compared to the same quarter a year ago, the primary  driver of the slightly  decreased  level of net interest income (te) was the  29-basis-point  narrowing of the Company's net interest  margin (te). The net interest  margin narrowed  as the  overall  yield on loans,  securities,  and  short-term  investments  fell more  rapidly (78 basis points)  than the  Company's  ability to reduce total  funding  costs (49 basis  points).  Largely  mitigating  the narrowing  of the net interest  margin was $256  million of average loan growth from second  quarter 2002 to second quarter 2003,  which was funded by $221 million of average  deposit  growth for the same period.  In addition,  the
Company's  loan to deposit ratio improved to 63.4 percent,  360 basis points higher than the 59.8 percent  reported in the same quarter a year ago.  Loans now comprise  57.3 percent of the  Company's  average  earning asset base as compared to 53.7 percent a year ago. The  aforementioned  improvements  in the earning asset mix were a significant factor in the Company's ability to overcome the decline in its earning asset yield.

     The higher level of net interest income (te) and net interest  margin (te) expansion  compared to the previous quarter  was  primarily  due to an improved  earning  asset mix.  Average  loan  growth of $80  million,  funded by average deposit growth of $71 million,  contributed to the $95 million  increase in average  earning  assets.  Also contributing to the improved earning assets mix was the shifting of  approximately  $94 million of funds previously invested in short-term  investments  to the Company's  securities  portfolio.  The Company's  loan to deposit ratio improved by 100 basis points compared to the previous  quarter,  while loans as a percent of earning assets grew by
70 basis points.  In addition to the impact of a better  earning asset mix, the net interest  margin  expanded by 3 basis  points  due to a smaller  reduction  in the yield on  average  earning  assets  (10 basis  points)  than the reduction in funding costs (13 basis points).

     The Company  continues  to focus its  efforts to  increase  net  interest  income and expand the net  interest margin by  working to further  reduce  deposit  costs,  increase  loan  growth,  and better  manage the  securities portfolio.  From an asset-liability  management perspective,  the Company's GAP position is balanced and therefore, well  positioned to absorb the recent  reduction in  short-term  rates with minimal  impact to net interest  income levels.  In preparation for the eventuality of rising rates,  the Company's  securities  portfolio has a relatively short effective  duration of 1.90,  inclusive of recent  portfolio  purchases,  which will provide  flexibility and cash flow for the near-term future.

Non-Interest Income and Expense

     Non-interest  income for the second  quarter of 2003 was up  $142,000,  or 0.8  percent,  compared to the same quarter a year ago, but was down $133,000,  or 0.7 percent,  compared to the previous  quarter.  The second quarter
2003  level  includes  a pre-tax  net  securities  gain of  $659,000,  related  to the sale of $50  million of U.S.
Treasury and Agency  securities  with near-term  maturity dates.  The funds from the sale of these  securities were reinvested  in  higher-yielding  mortgage-backed  securities  with a 31 basis  point  yield  advantage.  The  first quarter of 2003 also  includes a pre-tax  net  securities  gain of  $455,000  related to the sale of  floating-rate securities.

     Also  included  in the second  quarter  2003 level of  non-interest  income  was a mortgage  servicing  rights
temporary   impairment   write-down  of  $850,000.   The  Company  maintains  a  mortgage  servicing  portfolio  of approximately  $400 million and must  periodically  perform a valuation  of those  servicing  rights.  The $850,000 non-cash  pre-tax  write-down was required due to an increase in the expected  speed of mortgage loan  pre-payments resulting from the current  low-interest  rate  environment  and represents an after-tax  charge of $.03 per share.
Further  impairment of the mortgage  servicing  rights portfolio is possible in future quarters and is dependent on mortgage  pre-payment  speeds.  Somewhat  mitigating  this  issue for the  Company  is a recent  decision  to begin selling  mortgage  servicing rights versus  retaining these rights in our servicing  portfolio  pending a change in the interest rate environment.

     Excluding  the  impact  of the  aforementioned  securities  gains  and  mortgage  servicing  rights  temporary impairment  write-down,  non-interest income increased $513,000, or 3.0 percent, from the first quarter of 2003 and was $333,000, or 1.9 percent, higher than the same quarter a year ago.

     Operating  expenses for the second quarter of 2003 were $1.2 million,  or 3.6 percent,  higher compared to the same  quarter  a year ago and were $2.3  million,  or 7.0  percent,  higher  than the  previous  quarter.  The vast majority of these  increases  was reflected in other  operating  expenses and spread over a wide range of operating expense  categories.  In addition,  the Company  experienced  an increase in personnel  expenses  primarily  due to normal salary increases, as well as an increase in the number of  full-time-equivalent  employees (20 from the same quarter a year ago and 43 related to the previous  quarter)  partly due to the first  quarter 2003  acquisition  of two branch locations in Jefferson Parish, Louisiana.

     The  Company's  efficiency  ratio  (expressed  as  non-interest  income as a percent of total  revenue  before securities  transactions  and  amortization  of purchased  intangibles)  increased  to 60.09  percent in the second quarter of 2003.  This was compared to 57.34  percent for the same  quarter a year ago,  and 57.33  percent for the previous quarter.

Asset Quality

         Non-performing assets as a percent of total loans and foreclosed assets were 1.00 percent at June
30, 2003,  compared to 0.81  percent at March 31, 2003.  Non-performing  assets  increased  $5.4 million from March
31, 2003, and were  reflected in higher levels of  non-accrual  loans and  foreclosed  assets.  Approximately  $4.1 million of the overall  increase from March 31, 2003,  was  reflected in two  commercial  credits.  Compared to the second quarter of 2002,  non-performing  assets as a percent of total loans and foreclosed assets were unchanged at
1.00 percent.  The  composition  of the  Company's  $22.5 million  non-performing  asset base  continues to reflect significant  granularity,  with only seven credits or properties exceeding $250,000 and 258 credit/properties below
$250,000.  The Company's  ratio of accruing  loans 90 days or more past due to total loans was 0.13 percent at June
30, 2003, compared to 0.28 percent at March 31, 2003, and 0.34 percent at June 30, 2002.

     The Company's  allowance  for loan losses  increased  slightly to $35.2  million at June 30, 2003,  from $34.7 million at March 31, 2003,  and was $3.0 million  higher than the $32.3 million at June 30, 2002.  The ratio of the allowance  for loan losses as a percent of  period-end  loans was 1.57 percent at June 30,  2003,  compared to 1.64 percent at March 31, 2003,  and 1.65 percent at June 30, 2002.  The increase in the  allowance for loan losses from
June 30, 2002,  was a function of the $297 million of loan growth  experienced  between June 30, 2002, and June 30,
2003. While the Company  maintains a cautious outlook  regarding  overall  uncertainty  about economic  conditions, the level of the  allowance  for loan losses is  maintained  at a level that  reflects  this  uncertainty  but also considers changes in the mix and size of the Company's loan portfolio.

     Annualized  net  charge-offs  as a percent of average  loans for the second  quarter of 2003 was 0.64 percent, compared to 0.59  percent  for the first  quarter of 2003.  Net  charge-offs  were  increased  $446,000  from first quarter 2003 to second  quarter 2003 and were  reflected  primarily in higher levels of  charge-offs  in commercial loans.  Compared  to the second  quarter  of 2002,  net  charge-offs  were  reduced  $732,000,  or 24 basis  points

(expressed as a percent of average  loans).  The  provision for loan losses in the second  quarter of 2003 was $4.0 million,  or 114 percent of the quarter's  net  charge-offs.  This  compares to the $3.0 million  provision for the first  quarter of 2003 and $4.9 million  provision for the second  quarter of 2002.  In each of the  aforementioned quarters, the ratio of provision for loan losses to net charge-offs was 100 percent and 116 percent, respectively.

General

     Hancock  Holding  Company  subscribes  to the highest  standards of corporate  responsibility  with respect to legal,  moral, and regulatory  relationships  with  shareholders,  customers,  employees,  and communities  Hancock serves.  Accordingly,  these unwavering  business  principles support a corporate culture of ethical compliance and accountability  that ensures  financial  statements are prepared and audited in accordance with Generally  Accepted
Accounting  Principles  (GAAP).  The Company's  systems of internal  controls and risk management  processes are in place and fully functional.

     Hancock  Holding  Company - parent company of Hancock Bank  (Mississippi)  and Hancock Bank of Louisiana - has
assets of $4.133 billion.  Founded in 1899,  Hancock Bank stands among the strongest,  safest  five-star  financial institutions  in America.  Hancock Bank operates 104  full-service  offices and over 141 automated  teller machines throughout South  Mississippi and Louisiana as well as subsidiaries  Hancock  Investment  Services,  Inc.,  Hancock
Insurance  Agency,  Hancock Mortgage  Corporation,  and Harrison Finance Company.  Investors can access  additional corporate information or on-line banking and bill pay services at www.hancockbank.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF 1995:  Congress passed the Private
Securities  Litigation Act of 1995 in an effort to encourage  corporations to provide  information about companies'
anticipated  future  financial  performance.  This act provides a safe harbor for such  disclosure,  which protects the companies  from  unwarranted  litigation if actual  results are different from  management  expectations.  This release  contains  forward-looking  statements  and reflects  management's  current  views and  estimates of future economic  circumstances,  industry conditions,  company performance,  and financial results.  These forward-looking statements  are subject to a number of factors and  uncertainties  which could cause the company's  actual  results and  experience  to  differ  from the  anticipated  results  and  expectations  expressed  in such  forward-looking statements.

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data)
(unaudited)
                                                                               Three Months Ended              Six Months Ended
                                                                         6/30/2003  3/31/2003   6/30/2002   6/30/2003    6/30/2002
                                                                     -------------------------------------------------------------
Per Common Share Data*

Earnings per share:
    Basic                                                                   $0.76       $0.84       $0.75       $1.60       $1.43
    Diluted                                                                 $0.74       $0.82       $0.73       $1.56       $1.40
Earnings per share before amortization of
  purchased intangibles:
    Basic                                                                   $0.77       $0.85       $0.76       $1.62       $1.45
    Diluted                                                                 $0.75       $0.83       $0.74       $1.58       $1.42
Cash dividends per share                                                    $0.21       $0.21       $0.20       $0.42       $0.40
Book value per share (period end)                                          $25.83      $25.45      $24.65      $25.83      $24.65
Weighted average number of shares:
    Basic                                                                  15,420      15,442      15,869      15,431      15,880
    Diluted                                                                16,742      16,756      17,156      16,748      17,140
Period end number of shares                                                15,389      15,435      15,798      15,389      15,798
Market data:
    High closing price                                                     $49.25      $46.94      $45.13      $49.25      $45.13
    Low closing price                                                      $42.00      $42.80      $35.17      $42.00      $27.56
    Period end closing price                                               $46.75      $43.06      $44.92      $46.75      $44.92
    Trading volume                                                          1,274       1,418       2,246       2,695       3,363

Performance Ratios

Return on average assets                                                    1.20%       1.37%       1.30%       1.28%       1.27%
Return on average common equity                                            12.42%      14.08%      13.04%      13.24%      12.65%
Earning asset yield (TE)                                                    5.95%       6.05%       6.73%       6.00%       6.83%
Total cost of funds                                                         1.58%       1.71%       2.06%       1.64%       2.16%
Net interest margin (TE)                                                    4.37%       4.34%       4.66%       4.36%       4.67%
Non-interest expense as a percent of total revenue (TE)
    before amortization of purchased intangibles
    and securities transactions                                            60.09%      57.33%      57.34%      58.73%      57.68%
Average common equity as a percent of average total assets                  9.68%       9.73%       9.97%       9.70%      10.01%
Leverage ratio                                                              9.16%       9.21%       9.35%       9.16%       9.35%
Tangible common equity to assets                                            8.31%       8.14%       8.73%       8.31%       8.73%
Net charge-offs as a percent of average loans                               0.64%       0.59%       0.88%       0.61%       1.27%
Reserve for loan losses as a percent of period end loans                    1.57%       1.64%       1.65%       1.57%       1.65%
Reserve for loan losses to NPAs + accruing loans 90 days past due         138.95%     149.63%     122.93%     138.95%     122.93%
Provision for loan losses to net charge-offs                              114.43%     100.00%     116.21%     107.71%      85.35%

*Note:  Share and per share data give effect to the 3 - for - 2 stock split effective August 5, 2002.

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data)
(unaudited)
                                                                               Three Months Ended             Six Months Ended
                                                                   6/30/2003     3/31/2003      6/30/2002  6/30/2003     6/30/2002
                                                                  ----------------------------------------------------------------
Asset Quality Information

Non-accrual loans                                                    $16,860       $11,949        $12,210    $16,860      $12,210
Foreclosed assets                                                     $5,685        $5,230         $7,335     $5,685       $7,335
Total non-performing assets                                          $22,545       $17,179        $19,545    $22,545      $19,545
Non-performing  assets  as a percent  of loans and  foreclosed         1.00%         0.81%          1.00%      1.00%        1.00%
assets
Accruing Loans 90 days past due                                       $2,817        $6,039         $6,702     $2,817       $6,702
Accruing Loans 90 days past due as a percent of loans                  0.13%         0.28%          0.34%      0.13%        0.34%
Non-performing assets + accruing loans 90 days past due
  to loans and foreclosed assets                                       1.12%         1.09%          1.34%      1.12%        1.34%

Net charge-offs                                                       $3,466        $3,020         $4,198     $6,486      $11,959
Net charge-offs as a percent of average loans                          0.64%         0.59%          0.88%      0.61%        1.27%

Reserve for loan losses                                              $35,240       $34,740        $32,265    $35,240      $32,265
Reserve for loan losses as a percent of period end loans               1.57%         1.64%          1.65%      1.57%        1.65%
Reserve for loan losses to NPAs + accruing  loans 90 days past       138.95%       149.63%        122.93%    138.95%      122.93%
due

Provision for loan losses                                             $3,966        $3,020         $4,879     $6,986      $10,207
Provision for loan losses to net charge-offs                         114.43%       100.00%        116.21%    107.71%       85.35%

Reserve for Loan Losses

Beginning Balance                                                     34,740        34,740         31,584     34,017       34,017
Provision for loan loss                                                3,966         3,020          4,879      6,986       10,207
Charge-offs                                                            4,788         4,771          5,574      9,559       14,773
Recoveries                                                             1,322         1,751          1,376      3,073        2,814
                                                                  ----------------------------------------------------------------
Net charge-offs                                                        3,466         3,020          4,198      6,486       11,959
                                                                  ----------------------------------------------------------------
Ending Balance                                                        35,240        34,740         32,265     35,240       32,265
                                                                  ----------------------------------------------------------------

Net Charge-Off Information

Net charge-offs:
Commercial/real estate loans                                          $1,605          $741         $2,111     $2,346       $7,405
Mortgage loans                                                             4            35              -         39            1
Direct consumer loans                                                  1,094         1,251          1,167      2,345        2,566
Indirect consumer loans                                                  334           588            462        922        1,114
Finance company loans                                                    429           405            458        834          873
                                                                  ----------------------------------------------------------------
Total net charge-offs                                                 $3,466        $3,020         $4,198     $6,486      $11,959

Average loans:
Commercial/real estate loans                                      $1,100,310    $1,061,644       $972,234 $1,081,084     $960,636
Mortgage loans                                                       331,930       294,611        230,653    313,374      226,467
Direct consumer loans                                                492,484       498,822        501,761    495,636      506,346
Indirect consumer loans                                              198,917       190,648        172,605    194,805      167,542
Finance Company loans                                                 49,164        47,484         39,949     48,329       39,015
                                                                  ----------------------------------------------------------------
Total average loans                                               $2,172,805    $2,093,209     $1,917,200 $2,133,227   $1,900,006

Net charge-offs to average loans:
Commercial/real estate loans                                           0.59%         0.28%          0.87%      0.44%        1.55%
Mortgage loans                                                         0.00%         0.05%          0.00%      0.03%        0.00%
Direct consumer loans                                                  0.89%         1.02%          0.93%      0.95%        1.02%
Indirect consumer loans                                                0.67%         1.25%          1.07%      0.95%        1.34%
Finance Company loans                                                  3.50%         3.46%          4.60%      3.48%        4.51%
                                                                  ----------------------------------------------------------------
Total net charge-offs to average loans                                 0.64%         0.59%          0.88%      0.61%        1.27%

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data)
(unaudited)>
                                                                               Three Months Ended              Six Months Ended
                                                                        6/30/2003   3/31/2003   6/30/2002   6/30/2003   6/30/2002
                                                                       -----------------------------------------------------------
Income Statement

Interest income                                                           $54,627     $53,616     $58,071    $108,244    $115,676
Interest income (TE)                                                       56,400      55,479      59,931     111,879     119,427
Interest expense                                                           14,963      15,581      18,373      30,544      37,694
                                                                       -----------------------------------------------------------
Net interest income (TE)                                                   41,438      39,898      41,558      81,336      81,733
Provision for loan losses                                                   3,966       3,020       4,879       6,986      10,207
Non-interest income excluding securities transactions                      17,002      17,339      17,519      34,342      34,909
Securities transactions gain/(loss)                                           659         455         (0)       1,114         (0)
Non-interest expense                                                       35,297      32,991      34,063      68,288      67,657
                                                                       -----------------------------------------------------------
Income before income taxes                                                 18,063      19,818      18,275      37,881      35,026
Income tax expense                                                          5,681       6,156       5,694      11,836      11,023
                                                                       -----------------------------------------------------------
Net income                                                                 12,382      13,663      12,581      26,045      24,003
Preferred dividends                                                           663         663         663       1,327       1,327
                                                                       -----------------------------------------------------------
Net income to common                                                      $11,719     $13,000     $11,918     $24,718     $22,676
                                                                       -----------------------------------------------------------
                                                                       -----------------------------------------------------------

Non-interest Income and Operating Expense

Service charges on deposit accounts                                       $10,202     $10,155     $10,568     $20,357     $20,016
Trust fees                                                                  2,032       1,940       1,828       3,972       3,915
Credit card merchant discount fees                                          1,091         801         887       1,891       1,641
Insurance fees                                                                836         516         589       1,352       1,103
Investment & annuity fees                                                     840         931       1,234       1,771       3,012
ATM fees                                                                      990         966         969       1,956       1,830
Secondary mortgage market operations                                                      640         539         436       1,218
                                                                            (203)
Other income                                                                1,216       1,390         904       2,606       2,174
Securities transactions gain/(losses)                                         659         455           0       1,114           0
                                                                       -----------------------------------------------------------
   Total non-interest income                                               17,661      17,794      17,519      35,455      34,909
                                                                       -----------------------------------------------------------

Personnel expense                                                          20,705      20,171      19,995      40,877      39,061
Occupancy expense (net)                                                     2,294       2,117       2,075       4,411       4,111
Equipment expense                                                           2,221       2,086       2,171       4,307       4,059
Other operating expense                                                     9,899       8,438       9,633      18,337      20,051
Amortization of intangibles                                                   178         178         188         356         375
                                                                       -----------------------------------------------------------
   Total non-interest expense                                              35,297      32,991      34,062      68,288      67,657
                                                                       -----------------------------------------------------------
FTE Headcount                                                               1,789       1,746       1,769       1,789       1,769

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data)
(unaudited)
                                                                 Three Months Ended               Six Months Ended
                                                       6/30/2003     3/31/2003    6/30/2002     6/30/2003    6/30/2002
                                                    -------------------------------------------------------------------
Period end Balance Sheet

Commercial/real estate loans                          $1,137,004    $1,073,526     $992,584    $1,137,004     $992,584
Mortgage loans                                           360,997       314,048      237,888       360,997      237,888
Direct consumer loans                                    489,972       495,388      501,633       489,972      501,633
Indirect consumer loans                                  211,903       190,719      178,903       211,903      178,903
Finance Company loans                                     50,894        47,657       42,802        50,894       42,802
                                                    -------------------------------------------------------------------
Total loans                                            2,250,770     2,121,338    1,953,810     2,250,770    1,953,810
Securities                                             1,549,522     1,661,626    1,591,182     1,549,522    1,591,182
Short-term investments                                     7,795        40,371       19,981         7,795       19,981
                                                    -------------------------------------------------------------------
Earning assets                                         3,808,087     3,823,335    3,564,973     3,808,087    3,564,973
                                                    -------------------------------------------------------------------
Reserve for loan losses                                 (35,240)      (34,740)     (32,265)      (35,240)     (32,265)
Other assets                                             360,205       364,592      342,372       360,205      342,372
                                                    -------------------------------------------------------------------
Total assets                                          $4,133,052    $4,153,186   $3,875,080    $4,133,052   $3,875,080
                                                    -------------------------------------------------------------------
                                                    -------------------------------------------------------------------

Non-interest bearing deposits                           $612,098      $611,901     $633,374      $612,098     $633,374
Interest bearing transaction deposits                  1,668,000     1,700,917    1,435,330     1,668,000    1,435,330
Time deposits                                          1,149,898     1,146,078    1,129,035     1,149,898    1,129,035
Total interest bearing deposits                        2,817,898     2,846,995    2,564,365     2,817,898    2,564,365
                                                    -------------------------------------------------------------------
Total deposits                                         3,429,996     3,458,895    3,197,740     3,429,996    3,197,740
Other borrowed funds                                     229,123       226,931      224,666       229,123      224,666
Other liabilities                                         39,389        37,526       26,146        39,389       26,146
Preferred stock                                           37,069        37,069       37,069        37,069       37,069
Common shareholders' equity                              397,475       392,765      389,459       397,475      389,459
                                                    -------------------------------------------------------------------
Total liabilities, preferred stock & common equity    $4,133,052    $4,153,186   $3,875,080    $4,133,052   $3,875,080
                                                    -------------------------------------------------------------------
                                                    -------------------------------------------------------------------

Average Balance Sheet

Commercial/real estate loans                          $1,100,310    $1,061,644     $972,234    $1,081,084     $960,636
Mortgage loans                                           331,930       294,611      230,653       313,374      226,467
Direct consumer loans                                    492,484       498,822      501,761       495,636      506,346
Indirect consumer loans                                  198,917       190,648      172,605       194,805      167,542
Finance Company loans                                     49,164        47,484       39,949        48,329       39,015
                                                    -------------------------------------------------------------------
Total loans                                            2,172,805     2,093,209    1,917,200     2,133,227    1,900,006
Securities                                             1,575,392     1,466,360    1,554,012     1,521,177    1,493,956
Short-term investments                                    46,818       140,805       99,121        93,552      118,137
                                                    -------------------------------------------------------------------
Earning assets                                         3,795,016     3,700,374    3,570,333     3,747,956    3,512,099
                                                    -------------------------------------------------------------------
Reserve for loan losses                                 (34,911)      (34,740)     (31,819)      (34,826)     (33,044)
Other assets                                             372,555       379,632      342,972       376,074      343,100
                                                    -------------------------------------------------------------------
Total assets                                          $4,132,659    $4,045,265   $3,881,486    $4,089,204   $3,822,155
                                                    -------------------------------------------------------------------
                                                    -------------------------------------------------------------------

Non-interest bearing deposits                           $599,041      $582,992     $623,300      $591,061     $616,210
Interest bearing transaction deposits                  1,686,294     1,651,450    1,436,384     1,668,968    1,408,195
Time deposits                                          1,142,855     1,122,536    1,147,475     1,132,752    1,129,980
Total interest bearing deposits                        2,829,150     2,773,986    2,583,859     2,801,720    2,538,175
                                                    -------------------------------------------------------------------
Total deposits                                         3,428,190     3,356,978    3,207,159     3,392,781    3,154,385
Other borrowed funds                                     231,726       223,895      224,474       227,832      222,440
Other liabilities                                         35,815        33,726       25,833        34,776       25,654
Preferred stock                                           37,069        37,069       37,069        37,069       37,069
Common shareholders' equity                              399,859       393,597      386,950       396,745      382,608
                                                    -------------------------------------------------------------------
Total liabilities, preferred stock & common equity    $4,132,659    $4,045,265   $3,881,486    $4,089,204   $3,822,155
                                                    -------------------------------------------------------------------
                                                    -------------------------------------------------------------------

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data)
(unaudited)
                                                                          Three Months Ended               Six Months Ended
                                                               6/30/2003     3/31/2003    6/30/2002     6/30/2003    6/30/2002
                                                             -------------------------------------------------------------------
Average Balance Sheet Mix

Percentage of earning assets/funding sources:
Loans                                                             57.25%        56.57%       53.70%        56.92%       54.10%
Securities                                                        41.51%        39.63%       43.53%        40.59%       42.54%
Short-term investments                                             1.23%         3.81%        2.78%         2.50%        3.36%
                                                             -------------------------------------------------------------------
Earning assets                                                   100.00%       100.00%      100.00%       100.00%      100.00%
                                                             -------------------------------------------------------------------
                                                             -------------------------------------------------------------------

Non-interest bearing deposits                                     15.78%        15.75%       17.46%        15.77%       17.55%
Interest bearing transaction deposits                             44.43%        44.63%       40.23%        44.53%       40.10%
Time deposits                                                     30.11%        30.34%       32.14%        30.22%       32.17%
                                                             -------------------------------------------------------------------
Total deposits                                                    90.33%        90.72%       89.83%        90.52%       89.81%
Other borrowed funds                                               6.11%         6.05%        6.29%         6.08%        6.33%
Other net interest-free funding sources                            3.56%         3.23%        3.88%         3.40%        3.85%
                                                             -------------------------------------------------------------------
Total funding sources                                            100.00%       100.00%      100.00%       100.00%      100.00%
                                                             -------------------------------------------------------------------
                                                             -------------------------------------------------------------------

Loan mix:
Commercial/real estate loans                                      50.64%        50.72%       50.71%        50.68%       50.56%
Mortgage loans                                                    15.28%        14.07%       12.03%        14.69%       11.92%
Direct consumer loans                                             22.67%        23.83%       26.17%        23.23%       26.65%
Indirect consumer loans                                            9.15%         9.11%        9.00%         9.13%        8.82%
Finance Company loans                                              2.26%         2.27%        2.08%         2.27%        2.05%
                                                             -------------------------------------------------------------------
Total loans                                                      100.00%       100.00%      100.00%       100.00%      100.00%
                                                             -------------------------------------------------------------------
                                                             -------------------------------------------------------------------

Average dollars (in thousands):
Loans                                                          2,172,805     2,093,209   $1,917,200    $2,133,227   $1,900,006
Securities                                                     1,575,392     1,466,360    1,554,012     1,521,177    1,493,956
Short-term investments                                            46,818       140,805       99,121        93,552      118,137
                                                             -------------------------------------------------------------------
Earning assets                                                 3,795,016     3,700,374   $3,570,333    $3,747,956   $3,512,099

Non-interest bearing deposits                                   $599,041      $582,992     $623,300      $591,061     $616,210
Interest bearing transaction deposits                          1,686,294     1,651,450    1,436,384     1,668,968    1,408,195
Time deposits                                                  1,142,855     1,122,536    1,147,475     1,132,752    1,129,980
                                                             -------------------------------------------------------------------
Total deposits                                                 3,428,190     3,356,978    3,207,159     3,392,781    3,154,385
Other borrowed funds                                             231,726       223,895      224,474       227,832      222,440
Other net interest-free funding sources                          135,099       119,501      138,700       127,343      135,274
                                                             -------------------------------------------------------------------
Total funding sources                                         $3,795,016    $3,700,374   $3,570,333    $3,747,956   $3,512,099

Loans:
Commercial/real estate loans                                  $1,100,310    $1,061,644     $972,234    $1,081,084     $960,636
Mortgage loans                                                   331,930       294,611      230,653       313,374      226,467
Direct consumer loans                                            492,484       498,822      501,761       495,636      506,346
Indirect consumer loans                                          198,917       190,648      172,605       194,805      167,542
Finance Company loans                                             49,164        47,484       39,949        48,329       39,015
                                                             -------------------------------------------------------------------
Total average loans                                           $2,172,805    $2,093,209   $1,917,200    $2,133,227   $1,900,006